Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAMS RESOURCES & ENERGY, INC. COMPLETES ACQUISITION OF VEX PIPELINE AND RELATED PIPELINE TERMINAL FACILITIES
-- 56 Mile Pipeline Delivers 90,000 BPD from Eagle Ford to Gulf Coast --

Houston, Texas (Thursday, October 22, 2020) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced that GulfMark Energy, Inc., Adams’ crude oil marketing subsidiary, and its wholly owned subsidiary, GulfMark Terminals, LLC (collectively, “GulfMark”) has acquired the outstanding equity interests of Victoria Express Pipeline, LLC (“VEX”) and certain related pipeline terminal facility assets from EnLink Midstream Operating, L.P.

The VEX Pipeline System, with truck and storage terminals at both Cuero and the Port of Victoria, Texas, is a crude oil and condensate pipeline system, which connects the heart of the Eagle Ford Basin to the Gulf Coast waterborne market. The VEX Pipeline System includes 56 miles of 12-inch pipeline, which spans DeWitt county to Victoria county, Texas, with 350,000 barrels of above ground storage, two 8 bay truck offload stations, and access to two docks at the Port of Victoria. The VEX Pipeline System can receive crude oil by pipeline and truck, and has downstream pipeline connections to two terminals today, with potential for additional downstream connection opportunities in the future. The pipeline system has a current capacity of 90,000 barrels per day.

“Over the last several years, the VEX Pipeline System has been integral to GulfMark’s crude oil supply and marketing business in the Eagle Ford and Gulf Coast region,” said Greg Mills, President of GulfMark. “As one of the system’s largest shippers, we look forward to fully integrating the VEX Pipeline System into our Gulf Coast marketing business, which will further strengthen our ability to provide excellent service to the producers in the region, as well as more effectively service our end-user markets along the Gulf Coast. As important, the VEX Pipeline System complements our existing storage terminal and dock at the Port of Victoria, where GulfMark will now control 450,000 barrels of storage with three docks.”

Kevin Roycraft, Adams’ Chief Executive Officer and President, commented, “This acquisition is expected to provide growth opportunities to the current GulfMark business, as we will participate in a greater portion of the midstream value chain for crude oil and condensate production moving from the wellhead to the end market. By effectively managing these assets, we plan to further enhance the quality and value of the services our customers have come to expect from GulfMark, as well as begin to provide midstream services to both new and former customers of the VEX Pipeline System. Finally, we believe this transaction will generate long-term cash flow, and represents another key milestone in our strategic efforts to prudently grow the business.”

Adams Resources & Energy, Inc. is primarily engaged in the business of crude oil marketing, transportation and storage, tank truck transportation of liquid chemicals and dry bulk through its two subsidiaries, GulfMark Energy, Inc. and Service Transport Company, respectively. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: Adams’ ability to efficiently integrate the VEX assets and to obtain the anticipated benefits therefrom, and other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609
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